EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated September 10, 2002 on the statements of condition and related securities portfolios of Van Kampen Focus Portfolios, Taxable Income Series 16 as of September 10, 2002 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Certified Public Accountants."


                                                              GRANT THORNTON LLP


Chicago, Illinois
September 10, 2002